UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2023

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering of Common Stock

On September 28, 2023, Soleno Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”) relating to the public offering (the “Public Offering”) of 3,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $20.00 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock. The Underwriters notified the Company of the exercise in full of their option to purchase the additional shares on September 28, 2023, and the Public Offering, including the sale of shares of Common Stock subject to the Underwriters’ option, is expected to close on October 2, 2023. The net proceeds to the Company from the Public Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $64.5 million.

The shares of Common Stock in the Public Offering are being offered and sold pursuant to the Company’s shelf registration statements on Form S-3 (File Nos. 333-252108 and 333-274731) (together, the “Registration Statements”), which were declared effective by the Securities and Exchange Commission (the “SEC”) on February 9, 2021 and September 27, 2023, respectively, as supplemented by a preliminary prospectus supplement, dated September 27, 2023, and a final prospectus supplement, dated September 28, 2023, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Concurrent Private Placement of Common Stock and Pre-Funded Warrants

In addition, on September 28, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Adage Capital Partners LP, Commodore Capital, Frazier Life Sciences, Nantahala Capital, Perceptive Advisors, Woodline Partners LP, and other existing investors (each, a “Purchaser,” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 1,825,000 shares of Common Stock (the “PIPE Shares”) at a purchase price of $20.00 per PIPE Share and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,175,000 shares of Common Stock (the “Warrant Shares”), at a purchase price of $19.99 per Pre-Funded Warrant. The closing of the Private Placement is expected to occur concurrently with, and is contingent upon, the closing of the Public Offering, subject to the satisfaction of certain closing conditions. The Pre-Funded Warrants have an exercise price of $0.01 per share of Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Purchase Agreement and the form of Pre-Funded Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 1.01 by reference.

The PIPE Shares, Pre-Funded Warrants and underlying Warrant Shares being issued pursuant to the Purchase Agreement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company plans to rely on this exemption from registration based in part on representations made by the Purchasers. The PIPE Shares and Warrant Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the PIPE Shares, Pre-Funded Warrants or underlying Warrant Shares described herein.

In connection with the Private Placement, the Company entered into a placement agency agreement (the “Placement Agreement”) with Guggenheim Securities, LLC, Cantor Fitzgerald & Co., Oppenheimer & Co. Inc. and Laidlaw & Company (UK) Ltd. (collectively, the “Placement Agents”), which provides that the Company will pay the Placement Agents an aggregate of 6.0% of the gross proceeds raised in the Private Placement. The Placement Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Placement Agreement, the Company has agreed to indemnify the Placement Agents against certain liabilities. The foregoing is only a brief description of the material terms of the Placement Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Placement Agreement that is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company intends to use the net proceeds from the Public Offering and Private Placement, together with existing cash and cash equivalents, for its current research and development efforts primarily focused on advancing its lead candidate, DCCR tablets for the treatment of PWS, through late-stage clinical development, regulatory approval and market development activities related thereto and to provide for general corporate purposes, which may include working capital, capital expenditures, other clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses. However, the Company does not have agreements or commitments for any specific acquisitions at this time.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement in Item 1.01 of this Current Report on Form 8-K is incorporation herein by reference.

Item 8.01	Other Events.

On September 28, 2023, the Company issued a press release announcing pricing of the Public Offering and the concurrent Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Public Offering, the legal opinion as to the legality of the Common Stock sold in the Public Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statements by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 28, 2023, by and between Soleno Therapeutics, Inc. and Guggenheim Securities, LLC, as representative of the underwriters named therein.

1.2	Placement Agency Agreement, dated as of September 28, 2023, by and among Soleno Therapeutics, Inc. and the placement agents named therein.

10.1	Securities Purchase Agreement, dated as of September 28, 2023, by and among Soleno Therapeutics, Inc. and the Purchasers named therein.

10.2	Form of Pre-Funded Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

99.1	Press release issued by Soleno Therapeutics, Inc. dated September 28, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: September 29, 2023

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer